INDEPENDENT AUDITORS' CONSENT





We agree to the inclusion in this Form 10-SB of our report, dated November 10, 1999, on our audit of the financial statements of Conchology, Inc. for the nine months ended September 30, 1999, the period from inception, April 9, 1998, through December 31, 1998, and the period from inception, April 9, 1998, through September 30, 1999.


                                       /s/  Haskell & White LLP
                                       HASKELL  &  WHITE  LLP

Newport  Beach,  California
November  22,  1999